Exhibit 99.1

Prestige Brands Holdings, Inc. Reports Fiscal 2016 Third Quarter and Year-to-Date Results
Closing of DenTek Acquisition Expected in Early February with FTC Review Now Completed
Company Reiterates Fiscal 2016 Revenue, Adjusted Free Cash Flow and Adjusted EPS Guidance

Tarrytown, NY-(Business Wire)-February 4, 2016--Prestige Brands Holdings, Inc. (NYSE: PBH) today announced results for the fiscal third quarter and nine month period ended December 31, 2015.

Key fiscal third quarter and nine month highlights include:

•	Q3 revenues increased 3.2% on a constant currency basis to $200.2 million. Nine month reported revenues increased 14.1% to $598.4 million.

•	Q3 Free Cash Flow of $45.0 million; Nine Month Adjusted Free Cash Flow of $134.7 million, an increase of 18.5%.

•	Q3 Adjusted Net Income increased 11.6% to $28.4 million, or $0.53 per diluted share. Nine month Adjusted Net Income increased 19.5% to $87.5 million, or $1.65 per diluted share.

Fiscal Third Quarter Ended December 31, 2015
Reported revenues in the third quarter of fiscal year 2016 increased 1.3% to $200.2 million, compared to $197.6 million in the third quarter of fiscal year 2015. Revenues increased 3.2% excluding the impact of foreign currency fluctuations, driven by continued strong consumption levels across the Company’s core over-the-counter (OTC) healthcare brands. Foreign currency fluctuations negatively impacted reported revenues for the fiscal third quarter by $3.6 million.

Reported net income for the third quarter of fiscal 2016 totaled $28.0 million, or $0.53 per diluted share, compared to $21.3 million, or $0.40 per diluted share, in the third quarter of fiscal year 2015. Adjusted net income increased 11.6% to $28.4 million, or $0.53 per diluted share, compared to $25.4 million, or $0.48 per diluted share, in the third quarter of fiscal year 2015. Adjustments to net income in the third quarters of fiscal 2016 and fiscal 2015 consisted primarily of acquisition-related items.

Nine Months Ended December 31, 2015
Reported revenues for the nine months ended December 31, 2015 totaled $598.4 million, an increase of 14.1% compared to $524.6 million for the nine months ended December 31, 2014. Organic revenue for the nine months ended December 31, 2015 increased 2.1% excluding the impact of foreign currency fluctuations. Foreign currency fluctuations negatively impacted reported revenues for the fiscal nine months ended December 31, 2015 by $11.6 million.

Reported net income for the nine months ended December 31, 2015 totaled $86.0 million, or $1.62 per diluted share, compared to $54.5 million, or $1.04 per diluted share, for the nine months ended December 31, 2014. Adjusted net income for the nine months ended December 31, 2015 increased 19.5% to $87.5 million, or $1.65 per diluted share, compared to adjusted net income of $73.3 million, or $1.39 per diluted share, for the nine months ended December 31, 2014. Adjustments to net income for the nine month period ended December 31, 2015 were primarily related to the planned acquisition of DenTek and our CEO transition; adjustments to net income in the prior year comparable period were primarily related to the Insight and Hydralyte acquisitions.

Adjusted Free Cash Flow and Balance Sheet
Free Cash Flow totaled $45.0 million for the third quarter of fiscal 2016. For the nine months ended December 31, 2015, Adjusted Free Cash Flow was $134.7 million, compared to $113.6 million for the nine months ended December 31, 2014, an increase of 18.5%.

Adjusted EBITDA for the nine month period ended December 31, 2015 was $214.9 million, a 17.2% increase over the prior year nine month period’s Adjusted EBITDA of $183.4 million. The Company repaid $26.1 million of debt during the third fiscal quarter of 2016 and had a bank-defined net debt to EBITDA leverage ratio of 4.8. The Company had cash of $49.0 million as of December 31, 2015 in anticipation of funding the DenTek acquisition.

Segment Review
North American OTC Healthcare. Reported revenues were $165.1 million for the third fiscal quarter of 2016, a 2.6% increase over third quarter 2015 revenues of $160.8 million. For the nine month period ended December 31, 2015, reported revenues totaled $486.8 million, compared to $410.2 million for the nine months ended December 31, 2014, an increase of 18.7%. Results for the third quarter were favorably impacted by increased consumption trends among core OTC brands. The nine month period also benefited from the Insight acquisition.

International OTC Healthcare. Reported revenues totaled $13.8 million for the third fiscal quarter of 2016, a decrease of 11.2% over third quarter 2015 revenues of $15.6 million, or, on a constant currency basis, which excludes $2.4 million of foreign currency impact, an increase of 4.7%. For the nine months ended December 31, 2015, reported revenues totaled $43.3 million, compared to $45.2 million for the nine months ended December 31, 2014, a decrease of 4.3%, or, on a constant currency basis, which excludes $7.1 million of foreign currency impact, an increase of 13.6%.

Household Cleaning. Reported revenues totaled $21.3 million for the third fiscal quarter of 2016, a 0.4% increase over third quarter 2015 revenues of $21.2 million. Reported revenues for the nine months ended December 31, 2015 totaled $68.3 million, compared to $69.1 million for the nine months ended December 31, 2014, a decrease of 1.2%.

Commentary & Outlook
“We are extremely pleased with our solid third quarter and year-to-date results, which reflect continued consumption-driven performance trends among our core OTC brands,” said Ron Lombardi, President and CEO. “Our core OTC and International brands grew 5.7% during the fiscal third quarter, excluding the effects of foreign currency fluctuations. These results reflect our continued investment in brand-building and are highlighted by solid performance across the portfolio,” he said.

“With the Federal Trade Commission (FTC) having completed its review of the DenTek acquisition, we now expect to close on this transaction in early February. We expect the integration of DenTek into our portfolio will be smooth and efficient, benefitting from our core competencies of acquiring, integrating and growing businesses through investment in brand-building and innovation. DenTek is an excellent strategic fit with our acquisition criteria and shares our outsourced business model. The product line will strengthen our existing oral care platform and benefit from our proven brand-building ability over the long-term. This transaction will mark our seventh acquisition in the past six years, continuing our proven strategy to grow our portfolio and increase shareholder value.”

Mr. Lombardi continued, “For the fiscal year ending March 31, 2016, we are reconfirming our previously provided outlook, which recognizes the impact of foreign currency fluctuations, and excludes any potential sales, earnings or acquisition and integration costs from DenTek in the fourth fiscal quarter ending March 31, 2016. For the second half of the fiscal year, we continue to expect revenue growth between +0.5% and +1.5%, full year revenue growth of +10% to +11% and adjusted free cash flow of $175 million or more. We continue to anticipate fiscal 2016 adjusted earnings per share to be at the high end of our previously provided range of $2.05-$2.10, or slightly above,” he said.

Q3 Conference Call, Accompanying Slide Presentation & Replay
The Company will host a conference call to review its third quarter results on February 4, 2016 at 8:30 am EDT. The toll-free dial-in numbers are 877-784-9650 within North America and 530-379-4717 outside of North America. The Company will provide a live Internet webcast, a slide presentation to accompany the call, as well as an archived replay, all of which can be accessed from the Investor Relations page of the Company's website at http://prestigebrands.com. The slide presentation can be accessed just before the call from the Investor Relations page of the website by clicking on Webcasts and Presentations. Telephonic replays will be available for two weeks following the completion of the call and can be accessed at 855-859-2056 within North America and at 404-537-3406 from outside North America.

Non-GAAP Financial Information
In addition to financial results reported in accordance with generally accepted accounting principles (GAAP), we have provided certain non-GAAP financial information in this release to aid investors in understanding the Company's performance. Each non-GAAP financial measure is defined and reconciled to its most closely related GAAP financial measure in the “About Non-GAAP Financial Measures” section of our earnings release.

About Prestige Brands Holdings, Inc.
The Company markets and distributes brand name over-the-counter and household cleaning products throughout the U.S. and Canada, Australia, and in certain international markets. Core brands include Monistat® women’s health products, Nix® lice treatment, Chloraseptic® sore throat treatments, Clear Eyes® eye care products, Compound W® wart treatments, The Doctor's® NightGuard® dental protector, Little Remedies® pediatric over-the-counter products, Efferdent® denture care products, Luden's® throat drops, Dramamine® motion sickness treatment, BC® and Goody's® pain relievers, Beano® gas prevention, Debrox® earwax remover, and Gaviscon® antacid in Canada. Visit the Company's website at www.prestigebrands.com.

Note Regarding Forward-Looking Statements
This news release contains "forward-looking statements" within the meaning of the federal securities laws that are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" generally can be identified by the use of forward-looking terminology such as "outlook," "may," "will," "would," "expect," “intend,” “estimate,” “anticipate,” “believe,” or "continue" (or the negative or other derivatives of each of these terms) or similar terminology. The "forward-looking statements" include, without limitation, our expectations regarding the closing of the DenTek acquisition and the integration of DenTek into our product portfolio, the expected impact of the acquisition on our oral care platform, and our expected future operating results, including revenue growth, adjusted EPS, and anticipated adjusted free cash flow. These statements are based on management's estimates and assumptions with respect to future events and financial performance and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results could differ materially from those expected as a result of a variety of factors, including the impact of our advertising and promotional initiatives, competition in our industry, supplier issues, unexpected costs, the integration of the DenTek acquisition, and the success of our brand-building investments and integration of newly acquired products. A discussion of other factors that could cause results to vary is included in the Company's Annual Report on Form 10-K for the year ended March 31, 2015, Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, and other periodic reports filed with the Securities and Exchange Commission.
Contact: Dean Siegal
914-524-6819

Prestige Brands Holdings, Inc.
Consolidated Statements of Income and Comprehensive Income
(Unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
(In thousands, except per share data)	2015	2014	2015	2014
Revenues
Net sales	$199,485	$196,435	$596,034	$520,981
Other revenues	710	1,171	2,358	3,596
Total revenues	200,195	197,606	598,392	524,577

Cost of Sales
Cost of sales (exclusive of depreciation shown below)	83,411	85,861	249,432	228,424
Gross profit	116,784	111,745	348,960	296,153

Operating Expenses
Advertising and promotion	29,935	30,144	84,250	74,284
General and administrative	18,135	19,454	52,186	63,588
Depreciation and amortization	6,071	5,154	17,478	11,967
Total operating expenses	54,141	54,752	153,914	149,839
Operating income	62,643	56,993	195,046	146,314

Other (income) expense
Interest income	(31)	(20)	(91)	(67)
Interest expense	19,493	24,612	62,104	57,505
Gain on sale of asset	—	(1,133)	—	(1,133)
Loss on extinguishment of debt	—	—	451	—
Total other expense	19,462	23,459	62,464	56,305
Income before income taxes	43,181	33,534	132,582	90,009
Provision for income taxes	15,186	12,241	46,611	35,521
Net income	$27,995	$21,293	$85,971	$54,488

Earnings per share:
Basic	$0.53	$0.41	$1.63	$1.05
Diluted	$0.53	$0.40	$1.62	$1.04

Weighted average shares outstanding:
Basic	52,824	52,278	52,727	52,110
Diluted	53,203	52,730	53,106	52,622

Comprehensive income, net of tax:
Currency translation adjustments	4,922	(8,779)	(6,562)	(16,883)
Total other comprehensive loss	4,922	(8,779)	(6,562)	(16,883)
Comprehensive income	$32,917	$12,514	$79,409	$37,605

Prestige Brands Holdings, Inc.
Consolidated Balance Sheets
(Unaudited)

(In thousands) Assets	December 31, 2015	March 31, 2015
Current assets
Cash and cash equivalents	$48,973	$21,318
Accounts receivable, net	85,085	87,858
Inventories	80,671	74,000
Deferred income tax assets	8,406	8,097
Prepaid expenses and other current assets	5,020	10,434
Total current assets	228,155	201,707

Property and equipment, net	12,302	13,744
Goodwill	282,679	290,651
Intangible assets, net	2,116,511	2,134,700
Other long-term assets	1,352	1,165
Total Assets	$2,640,999	$2,641,967

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$28,539	$46,115
Accrued interest payable	9,359	11,974
Other accrued liabilities	48,823	40,948
Total current liabilities	86,721	99,037

Long-term debt
Principal amount	1,477,500	1,593,600
Less unamortized debt costs	(30,468)	(32,327)
Long-term debt, net	1,447,032	1,561,273

Deferred income tax liabilities	383,485	351,569
Other long-term liabilities	2,823	2,464
Total Liabilities	1,920,061	2,014,343

Stockholders' Equity
Preferred stock - $0.01 par value
Authorized - 5,000 shares
Issued and outstanding - None	—	—
Common stock - $0.01 par value
Authorized - 250,000 shares
Issued - 53,059 shares at December 31, 2015 and 52,562 shares at March 31, 2015	530	525
Additional paid-in capital	442,127	426,584
Treasury stock, at cost - 306 shares at December 31, 2015 and 266 shares at March 31, 2015	(5,121)	(3,478)
Accumulated other comprehensive loss, net of tax	(29,974)	(23,412)
Retained earnings	313,376	227,405
Total Stockholders' Equity	720,938	627,624
Total Liabilities and Stockholders' Equity	$2,640,999	$2,641,967

Prestige Brands Holdings, Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended December 31,
(In thousands)	2015	2014
Operating Activities
Net income	$85,971	$54,488
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	17,478	11,967
Gain on sale of asset	—	(1,133)
Deferred income taxes	31,591	19,517
Amortization of debt origination costs	5,433	5,904
Stock-based compensation costs	7,098	4,919
Loss on extinguishment of debt	451	—
Lease termination costs	—	1,125
(Gain) loss on sale or disposal of property and equipment	(36)	321
Changes in operating assets and liabilities, net of effects from acquisitions
Accounts receivable	2,453	2,113
Inventories	(7,114)	14,478
Prepaid expenses and other current assets	5,472	7,598
Accounts payable	(17,553)	(25,452)
Accrued liabilities	5,207	8,297
Net cash provided by operating activities	136,451	104,142

Investing Activities
Purchases of property and equipment	(2,540)	(3,700)
Proceeds from the sale of property and equipment	344	—
Proceeds from sale of business	—	18,500
Proceeds from sale of asset	—	10,000
Proceeds from Insight Pharmaceuticals working capital arbitration settlement	7,237	—
Acquisition of Insight Pharmaceuticals, less cash acquired	—	(749,666)
Acquisition of the Hydralyte brand	—	(77,991)
Net cash provided by (used in) investing activities	5,041	(802,857)

Financing Activities
Term loan borrowings	—	720,000
Term loan repayments	(50,000)	(80,000)
Borrowings under revolving credit agreement	15,000	124,600
Repayments under revolving credit agreement	(81,100)	(58,500)
Payments of debt origination costs	(4,211)	(16,072)
Proceeds from exercise of stock options	6,600	3,654
Proceeds from restricted stock exercises	544	57
Excess tax benefits from share-based awards	1,850	1,030
Fair value of shares surrendered as payment of tax withholding	(2,187)	(1,688)
Net cash (used in) provided by financing activities	(113,504)	693,081

Effects of exchange rate changes on cash and cash equivalents	(333)	(746)
Increase (decrease) in cash and cash equivalents	27,655	(6,380)
Cash and cash equivalents - beginning of period	21,318	28,331
Cash and cash equivalents - end of period	$48,973	$21,951

Interest paid	$58,867	$49,435
Income taxes paid	$9,014	$7,135

Prestige Brands Holdings, Inc.
Consolidated Statements of Income
Business Segments
(Unaudited)

	Three Months Ended December 31, 2015
(In thousands)	North American OTC Healthcare	International OTC Healthcare	Household Cleaning	Consolidated
Gross segment revenues*	$165,278	$13,812	$20,623	$199,713
Elimination of intersegment revenues	(228)	—	—	(228)
Third-party segment revenues	165,050	13,812	20,623	199,485
Other revenues*	—	9	701	710
Total segment revenues	165,050	13,821	21,324	200,195
Cost of sales	62,654	4,965	15,792	83,411
Gross profit	102,396	8,856	5,532	116,784
Advertising and promotion	26,472	2,838	625	29,935
Contribution margin	$75,924	$6,018	$4,907	86,849
Other operating expenses				24,206
Operating income				62,643
Other expense				19,462
Income before income taxes				43,181
Provision for income taxes				15,186
Net income				$27,995

	Nine Months Ended December 31, 2015
(In thousands)	North American OTC Healthcare	International OTC Healthcare	Household Cleaning	Consolidated
Gross segment revenues*	$489,224	$43,254	$65,984	$598,462
Elimination of intersegment revenues	(2,428)	—	—	(2,428)
Third-party segment revenues	486,796	43,254	65,984	596,034
Other revenues*	14	41	2,303	2,358
Total segment revenues	486,810	43,295	68,287	598,392
Cost of sales	182,279	16,347	50,806	249,432
Gross profit	304,531	26,948	17,481	348,960
Advertising and promotion	74,107	8,338	1,805	84,250
Contribution margin	$230,424	$18,610	$15,676	264,710
Other operating expenses				69,664
Operating income				195,046
Other expense				62,464
Income before income taxes				132,582
Provision for income taxes				46,611
Net income				$85,971

	Three Months Ended December 31, 2014
(In thousands)	North American OTC Healthcare	International OTC Healthcare	Household Cleaning	Consolidated
Gross segment revenues*	$162,163	$15,563	$20,218	$197,944
Elimination of intersegment revenues	(1,509)	—	—	(1,509)
Third-party segment revenues	160,654	15,563	20,218	196,435
Other revenues	151	4	1,016	1,171
Total segment revenues	160,805	15,567	21,234	197,606
Cost of sales	63,479	6,247	16,135	85,861
Gross profit	97,326	9,320	5,099	111,745
Advertising and promotion	26,779	2,776	589	30,144
Contribution margin	$70,547	$6,544	$4,510	81,601
Other operating expenses				24,608
Operating income				56,993
Other expense				23,459
Income before income taxes				33,534
Provision for income taxes				12,241
Net income				$21,293

	Nine Months Ended December 31, 2014
(In thousands)	North American OTC Healthcare	International OTC Healthcare	Household Cleaning	Consolidated
Gross segment revenues*	$412,703	$45,157	$66,057	$523,917
Elimination of intersegment revenues	(2,936)	—	—	(2,936)
Third-party segment revenues	409,767	45,157	66,057	520,981
Other revenues	478	62	3,056	3,596
Total segment revenues	410,245	45,219	69,113	524,577
Cost of sales	158,005	17,926	52,493	228,424
Gross profit	252,240	27,293	16,620	296,153
Advertising and promotion	64,573	8,151	1,560	74,284
Contribution margin	$187,667	$19,142	$15,060	221,869
Other operating expenses				75,555
Operating income				146,314
Other expense				56,305
Income before income taxes				90,009
Provision for income taxes				35,521
Net income				$54,488

* Certain immaterial amounts relating to intersegment revenues and other revenues were reclassified between the International OTC Healthcare segment and the North American OTC Healthcare segment. There were no changes to the consolidated financial statements for any periods presented.

About Non-GAAP Financial Measures
We define Non-GAAP Organic Revenues as Total Revenues excluding revenues associated with products acquired or divested in the periods presented. We define Non-GAAP Organic Revenues on a Constant Currency basis as Total Revenues excluding acquisitions and divestitures and the impact of current year foreign exchange rates on total revenues. We define Non-GAAP Total Revenues on a Constant Currency basis as Total Revenues excluding the impact of currency exchange rates on total revenues. We define Non-GAAP Adjusted EBITDA as earnings before interest expense (income), income taxes, depreciation and amortization, inventory step-up charges, certain other legal and professional fees, other acquisition-related costs, costs associated with our CEO transition, gain on sale of asset, and loss on extinguishment of debt. Non-GAAP Adjusted EBITDA Margin is calculated as Non-GAAP Adjusted EBITDA divided by GAAP Total Revenues. We define Non-GAAP Adjusted Gross Margin as Gross Profit before inventory step up charges, and certain other acquisition and integration-related costs. Non-GAAP Adjusted Gross Margin percentage is calculated based on Non-GAAP Adjusted Gross Margin divided by GAAP Total Revenues. We define Non-GAAP Adjusted General and Administrative expenses as General and Administrative expenses minus certain other legal and professional fees, acquisition and other integration costs, and costs associated with our CEO transition. Non-GAAP Adjusted General and Administrative expense percentage is calculated based on Non-GAAP Adjusted General and Administrative expense divided by GAAP Total Revenues. We define Non-GAAP Adjusted Net Income as Net Income before inventory step-up charges, certain other legal and professional fees, other acquisition and integration-related costs, costs associated with our CEO transition, accelerated amortization of debt origination costs, gain on sale of asset, loss on extinguishment of debt, and the applicable tax impacts associated with these items and other non-deductible items. Non-GAAP Adjusted EPS is calculated based on Non-GAAP Adjusted Net Income, divided by the weighted average number of common and potential common shares outstanding during the period. We define Non-GAAP Free Cash Flow as net cash provided by operating activities less cash paid for capital expenditures. We define Non-GAAP Adjusted Free Cash Flow as net cash provided by operating activities less purchases of property and equipment plus payments associated with acquisitions for integration, transition, and other payments associated with acquisitions. Non-GAAP Organic Revenues, Non-GAAP Organic Revenues on a Constant Currency basis, Non-GAAP Total Revenues on a Constant Currency basis, Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted EBITDA Margin, Non-GAAP Adjusted Gross Margin, Non-GAAP Adjusted Gross Margin percentage, Non-GAAP Adjusted General and Administrative Expense, Non-GAAP Adjusted General and Administrative Expense percentage, Non-GAAP Adjusted Net Income, Non-GAAP Adjusted EPS, Non-GAAP Free Cash Flow, and Non-GAAP Adjusted Free Cash Flow may not be comparable to similarly titled measures reported by other companies.
We are presenting Non-GAAP Organic Revenues, Non-GAAP Organic Revenues on a Constant Currency basis, Non-GAAP Total Revenues on a Constant Currency basis, Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted EBITDA Margin, Non-GAAP Adjusted Gross Margin, Non-GAAP Adjusted Gross Margin percentage, Non-GAAP Adjusted General and Administrative Expense, Non-GAAP Adjusted General and Administrative Expense percentage, Non-GAAP Adjusted Net Income, Non-GAAP Adjusted EPS, Non-GAAP Free Cash Flow, and Non-GAAP Adjusted Free Cash Flow, because they provide additional ways to view our operation when considered with both our GAAP results and the reconciliation to net income and net cash provided by operating activities, respectively, which we believe provides a more complete understanding of our business than could be obtained absent this disclosure. Each of Non-GAAP Organic Revenues, Non-GAAP Organic Revenues on a Constant Currency basis, Non-GAAP Total Revenues on a Constant Currency basis, Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted EBITDA Margin, Non-GAAP Adjusted Gross Margin, Non-GAAP Adjusted Gross Margin percentage, Non-GAAP Adjusted General and Administrative Expense, Non-GAAP Adjusted General and Administrative Expense percentage, Non-GAAP Adjusted Net Income, Non-GAAP Adjusted EPS, Non-GAAP Free Cash Flow,

and Non-GAAP Adjusted Free Cash Flow is presented solely as a supplemental disclosure because (i) we believe it is a useful tool for investors to assess the operating performance of the business without the effect of these items; (ii) we believe that investors will find this data useful in assessing shareholder value; and (iii) we use Non-GAAP Organic Revenues, Non-GAAP Organic Revenues on a Constant Currency basis, Non-GAAP Total Revenues on a Constant Currency basis, Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted EBITDA Margin, Non-GAAP Adjusted Gross Margin, Non-GAAP Adjusted Gross Margin percentage, Non-GAAP Adjusted General and Administrative Expense, Non-GAAP Adjusted General and Administrative Expense percentage, Non-GAAP Adjusted Net Income, Non-GAAP Adjusted EPS, Non-GAAP Free Cash Flow, and Non-GAAP Adjusted Free Cash Flow internally to evaluate the performance of our personnel and also as a benchmark to evaluate our operating performance or compare our performance to that of our competitors. The use of Non-GAAP Organic Revenues, Non-GAAP Organic Revenues on a Constant Currency basis, Non-GAAP Total Revenues on a Constant Currency basis, Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted EBITDA Margin, Non-GAAP Adjusted Gross Margin, Non-GAAP Adjusted Gross Margin percentage, Non-GAAP Adjusted General and Administrative Expense, Non-GAAP Adjusted General and Administrative Expense percentage, Non-GAAP Adjusted Net Income, Non-GAAP Adjusted EPS, Non-GAAP Free Cash Flow, and Non-GAAP Adjusted Free Cash Flow have limitations, and you should not consider these measures in isolation from or as an alternative to GAAP measures such as Total Revenues, General and Administrative expense, Operating income, Net income, and Net cash flow provided by operating activities, or cash flow statement data prepared in accordance with GAAP, or as a measure of profitability or liquidity.
The following tables set forth the reconciliation of Non-GAAP Organic Revenues, Non-GAAP Organic Revenues on a Constant Currency basis, Non-GAAP Total Revenues on a Constant Currency basis, Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted EBITDA Margin, Non-GAAP Adjusted Gross Margin, Non-GAAP Adjusted Gross Margin percentage, Non-GAAP Adjusted General and Administrative Expense, Non-GAAP Adjusted General and Administrative Expense percentage, Non-GAAP Adjusted Net Income, Non-GAAP Adjusted EPS, Non-GAAP Free Cash Flow, Non-GAAP Adjusted Free Cash Flow, all of which are non-GAAP financial measures, to GAAP Gross Profit, GAAP General and Administrative expense, GAAP Net Income, GAAP Diluted EPS and GAAP Net cash provided by operating activities, our most directly comparable financial measures presented in accordance with GAAP.

Reconciliation of GAAP Total Revenues to Non-GAAP Organic Revenues and Non-GAAP Organic Revenues on a Constant Currency basis and related growth percentages:

	Three Months Ended December 31,		Nine Months Ended December 31,
	2015	2014	2015	2014
(In thousands)
GAAP Total Revenues	$200,195	$197,606	$598,392	$524,577
Adjustments:
Hydralyte revenues (1)	—	—	(1,217)	—
Insight revenues (2)	—	—	(73,630)	—
Total adjustments	—	—	(74,847)	—
Non-GAAP Organic Revenues	200,195	197,606	523,545	524,577
Organic Revenue Growth (Decline)	1.3%		(0.2)%
Impact of foreign currency exchange rates (3)		(3,614)		(11,605)
Non-GAAP Organic Revenues on a constant currency basis	$200,195	$193,992	$523,545	$512,972
Constant Currency Organic Revenue Growth	3.2%		2.1%
(1) Revenue adjustments relate to our International OTC Healthcare segment

(2) Revenue adjustments relate to our North American OTC Healthcare segment
(3) Foreign currency exchange rate adjustments relate to all segments

Reconciliation of GAAP Total Revenues to Non-GAAP Total Revenues on a Constant Currency basis and related growth percentages:

	Three Months Ended December 31,		Nine Months Ended December 31,
	2015	2014	2015	2014
(In thousands)
GAAP Total Revenues	$200,195	$197,606	$598,392	$524,577
Impact of foreign currency exchange rates (1)		(3,614)		(11,605)
Non-GAAP Total Revenues on a constant currency basis	$200,195	$193,992	$598,392	$512,972
Constant Currency Revenue Growth	3.2%		16.7%
(1) Foreign currency exchange rate adjustments relate to all segments

Reconciliation of GAAP Gross Profit to Non-GAAP Adjusted Gross Margin and related Adjusted Gross Margin percentage:

	Three Months Ended December 31,		Nine Months Ended December 31,
	2015	2014	2015	2014
(In thousands)
GAAP Total Revenues	$200,195	$197,606	$598,392	$524,577

GAAP Gross Profit	$116,784	$111,745	$348,960	$296,153
Adjustments:
Inventory step-up charges and other costs associated with the Hydralyte acquisition (1)	—	—	—	246
Inventory step-up charges associated with Insight acquisition (2)	—	1,326	—	1,979
Total adjustments	—	1,326	—	2,225
Non-GAAP Adjusted Gross Margin	$116,784	$113,071	$348,960	$298,378
Non-GAAP Adjusted Gross Margin %	58.3%	57.2%	58.3%	56.9%
(1) Inventory step-up charges and other costs relate to our International OTC Healthcare segment
(2) Inventory step-up charges relate to our North American OTC Healthcare segment

Reconciliation of GAAP General and Administrative Expense to Non-GAAP Adjusted General and Administrative Expense and related Non-GAAP Adjusted General and Administrative Expense percentage:

	Three Months Ended December 31,		Nine Months Ended December 31,
	2015	2014	2015	2014
(In thousands)
GAAP General and Administrative Expense	$18,135	$19,454	$52,186	$63,588
Adjustments:
Costs associated with CEO transition	—	—	1,406	—
Legal and professional fees associated with acquisitions	1,016	477	1,016	10,334
Stamp/Duty Tax on Australian acquisition	—	—	—	2,940
Integration, transition and other costs associated with acquisitions	—	5,181	—	9,613
Total adjustments	1,016	5,658	2,422	22,887
Non-GAAP Adjusted General and Administrative Expense	$17,119	$13,796	$49,764	$40,701
Non-GAAP Adjusted General and Administrative Expense Percentage	8.6%	7.0%	8.3%	7.8%

Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDA and related Non-GAAP Adjusted EBITDA Margin:

	Three Months Ended December 31,		Nine Months Ended December 31,
	2015	2014	2015	2014
(In thousands)
GAAP Net Income	$27,995	$21,293	$85,971	$54,488
Interest expense, net	19,462	24,592	62,013	57,438
Provision for income taxes	15,186	12,241	46,611	35,521
Depreciation and amortization	6,071	5,154	17,478	11,967
Non-GAAP EBITDA:	68,714	63,280	212,073	159,414
Adjustments:
Inventory step-up charges and other costs associated with the Hydralyte acquisition (1)	—	—	—	246
Inventory step-up charges associated with Insight acquisition (2)	—	1,326	—	1,979
Costs associated with CEO transition (3)	—	—	1,406	—
Legal and professional fees associated with acquisitions (3)	1,016	477	1,016	10,334
Stamp/Duty Tax on Australian acquisition (3)	—	—	—	2,940
Integration, transition and other costs associated with acquisitions (3)	—	5,181	—	9,613
Gain on sale of asset	—	(1,133)	—	(1,133)
Loss on extinguishment of debt	—	—	451	—
Total adjustments	1,016	5,851	2,873	23,979
Non-GAAP Adjusted EBITDA	$69,730	$69,131	$214,946	$183,393
Non-GAAP Adjusted EBITDA Margin	34.8%	35.0%	35.9%	35.0%
(1) Inventory step-up charges and other costs relate to our International OTC Healthcare segment
(2) Inventory step-up charges relate to our North American OTC Healthcare segment
(3) Adjustments relate to G&A expenses

Reconciliation of GAAP Net Income to Non-GAAP Adjusted Net Income and related Adjusted Earnings Per Share:

	Three Months Ended December 31,				Nine Months Ended December 31,
	2015	2015 Adjusted EPS	2014	2014 Adjusted EPS	2015	2015 Adjusted EPS	2014	2014 Adjusted EPS
(In thousands)
GAAP Net Income	$27,995	$0.53	$21,293	$0.40	$85,971	$1.62	$54,488	$1.04
Adjustments:
Inventory step-up charges and other costs associated the Hydralyte acquisition (1)	—	—	—	—	—	—	246	—
Inventory step-up charges associated with Insight acquisition (2)	—	—	1,326	0.03	—	—	1,979	0.04
Costs associated with CEO transition (3)	—	—	—	—	1,406	0.03	—	—
Legal and professional fees associated with acquisitions (3)	1,016	0.02	477	0.01	1,016	0.02	10,334	0.20
Stamp/Duty Tax on Australian acquisition (3)	—	—	—	—	—	—	2,940	0.05
Integration, transition and other costs associated with acquisitions (3)	—	—	5,181	0.10	—	—	9,613	0.18
Accelerated amortization of debt origination costs	—	—	218	—	—	—	218	—
Gain on sale of asset	—	—	(1,133)	(0.02)	—	—	(1,133)	(0.02)
Loss on extinguishment of debt	—	—	—	—	451	0.01	—	—
Tax impact of adjustments	(657)	(0.02)	(1,950)	(0.04)	(1,314)	(0.03)	(5,419)	(0.10)
Total adjustments	359	—	4,119	0.08	1,559	0.03	18,778	0.35
Non-GAAP Adjusted Net Income and Adjusted EPS	$28,354	$0.53	$25,412	$0.48	$87,530	$1.65	$73,266	$1.39
(1) Inventory step-up charges and other costs relate to our International OTC Healthcare segment
(2) Inventory step-up charges relate to our North American OTC Healthcare segment
(3) Adjustments relate to G&A expenses

Reconciliation of GAAP Net Income to Non-GAAP Free Cash Flow and Non-GAAP Adjusted Free Cash Flow:

	Three Months Ended December 31,		Nine Months Ended December 31,
	2015	2014	2015	2014
(In thousands)
GAAP Net Income	$27,995	$21,293	$85,971	$54,488
Adjustments:
Adjustments to reconcile net income to net cash provided by operating activities as shown in the Statement of Cash Flows	19,119	17,765	62,015	42,620
Changes in operating assets and liabilities, net of effects from acquisitions as shown in the Statement of Cash Flows	(1,253)	8,026	(11,535)	7,034
Total adjustments	17,866	25,791	50,480	49,654
GAAP Net cash provided by operating activities	45,861	47,084	136,451	104,142
Purchases of property and equipment	(857)	(2,320)	(2,540)	(3,700)
Non-GAAP Free Cash Flow	45,004	44,764	133,911	100,442
Integration, transition and other payments associated with acquisitions	796	784	796	13,201
Adjusted Non-GAAP Free Cash Flow	$45,800	$45,548	$134,707	$113,643

Outlook for Fiscal Year 2016:

Reconciliation of Projected GAAP EPS to Projected Non-GAAP Adjusted EPS:

	2016 Projected EPS
	Low	High
Projected FY'16 GAAP EPS	$2.00	$2.05
Adjustments:
Costs associated with term loan refinancing and CEO transition	0.05	0.05
Total Adjustments	0.05	0.05
Projected Non-GAAP Adjusted EPS	$2.05	$2.10

Reconciliation of Projected GAAP Net cash provided by operating activities to Projected Non-GAAP Free Cash Flow:

2016 Projected Free Cash Flow
(In millions)
Projected FY'16 GAAP Net cash provided by operating activities	$181
Additions to property and equipment for cash	(6)
Projected Non-GAAP Free Cash Flow	$175